LICENSE AGREEMENT

       LICENSE AGREEMENT ("the Agreement"), dated December ___, 2006, by and among Dr. David P. Summers, an individual residing at 3158 Canterbury Ln., Montgomery, TX 77354 ("Summers"), T.W. Owen, an individual residing at 10635 Lessona St., Las Vegas, NV 89141 ("Owen," and together with Summers, the "Licensor"), and Datastand Technologies, Inc., an Indiana corporation having an office at 8333 Weston Road, Suite 106, Woodbridge, Ontario L4L 8E2 (the "Licensee").

                                   RECITALS:

       WHEREAS, Licensor is the inventor of certain technologies relating to the use of fungi, plants, or animals for the production of anti-inflammatory and analgesic products used to treat and cure inflammatory diseases, and is the owner of the entire right, title and interest in and to certain Patent Rights (defined below) relating to such technologies;

       WHEREAS,     Licensor desires to have  the  Patent  Rights  developed and commercialized and is willing to grant a license thereunder; and

       WHEREAS,     Licensee desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth.

       NOW THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

       1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

       (a) "Improvement" means any improvement, addition, or modification of an invention claimed in the Patent Rights and shall include, without limitation, any patentable invention that is (i) not included in the Patent Rights and (ii) is dominated by one or more Valid Claims of the Patent Rights.

       (b) "Licensed Product" means any product or part thereof, that: (i) absent the license granted hereunder, would infringe one or more Valid Claims of the Patent Rights; or (ii) is manufactured by using a Licensed Process or that, when used, practices a Licensed Process.

       (c) "Licensed Process" means any process that, absent the license granted hereunder, would infringe one or more Valid Claims of the Patent Rights or which uses a Licensed Product.






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
       (d)   "Patent Rights" means:

             (i) the United States provisional patent applications listed on Exhibit A attached hereto;

             (ii) any patent applications resulting from the provisional applications listed on Exhibit A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the provisional patent applications listed on Exhibit A and of such patent applications that result from the provisional applications listed on Exhibit A, and the resulting patents;

             (iii) any patents resulting from reissues, re-examinations, or extensions (and their relevant international equivalents) of the patents described in clauses (i) and (ii) of this subsection 1.1(d); and

             (iv)   international  (non-United  States) patent applications  and provisional applications filed after the date hereof and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in clauses (i), (ii) and (iii) of this subsection 1.1(d), and the resulting patents.

       (e) "Term" shall mean the term of this Agreement, which shall commence on the date hereof and shall remain in effect until the expiration or abandonment of the last remaining Valid Claim of any issued patents and filed patent applications within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement, in which case the Term shall terminate upon the effective date of such termination.

       (f) "Territory" means the following: North America to include Mexico and Canada (the "Territory").

       (g) "Valid Claim" means either (i) a claim of an issued patent within the Patent Rights that has not been held invalid by an administrative agency or court of competent jurisdiction in any unappealed or unappealable decision or
(ii) a claim of a pending application that has not been abandoned or finally rejected without the possibility of appeal or refilling. The invalidity of a particular claim in one or more countries shall not invalidate such claim in the remaining countries of the Territory.

                                   ARTICLE II
                                 License Grant

       2.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, irrevocable, perpetual license ("License") in the Territory to develop and have developed,





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
to make and have made, to use and have used, to sell and have sold, and to lease and have leased Licensed Products and Licensed Processes.

       2.2 Exclusivity. Licensor agrees that it shall not retain any rights to, and shall not directly or indirectly grant any other licenses to, develop, make, use, sell, and lease Licensed Products in the Territory or to perform Licensed Processes in the Territory during the Term.

       2.3   Exclusive Option to Improvements.

             (a) Licensor hereby grants to Licensee an exclusive option to add Improvements to the Patent Rights. Licensee may exercise its option to add such Improvement to the Patent Rights by providing Licensor with written notification of Licensee's desire to so add the Improvement to the Patent Rights. Upon Licensee's exercise of such right, such Improvement shall be added to the Patent Rights and Exhibit A hereto shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such Improvement. Licensor shall not offer a license to such Improvement to any third party.

             (b) At Licensee's option, Licensor shall assign to Licensee, without further consideration, its entire right, title and interest in and to each and every such Improvement.

       2.4 Sublicenses. Licensee shall have the right to grant sublicenses of its rights under Section 2.1.

       2.5   Right  of  First  Refusal.   Licensee shall have the Right of First
Refusal in the sale of any additional Territorial Licenses for the Patent Rights, together with sixty (60) days to consummate such transaction.


                                  ARTICLE III
                                 CONSIDERATION

       3.1   Consideration.   In  consideration  of  the License, Licensee shall
issue to Licensor an aggregate of two million (2,000,000) shares of its common stock (the "Consideration Shares") as follows:

Upon execution of this Agreement, Licensee shall issue to Licensor two million (2,000,000) shares of the common stock of Licensee, which is hereby acknowledged and agreed to constitute consideration for the grant of the License in the Territory;


The Consideration Shares shall be allocated among each Licensor in the manner specified on Exhibit B attached hereto.






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
                                   ARTICLE IV
                         Representations and Warranties

       4.1 Licensor's Representations and Warranties. Each Licensor, jointly and severally, hereby warrants and represents to Licensee that:

       (a) Authority. This Agreement constitutes the legal, valid and binding obligation of each Licensor, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each Licensor of this Agreement, this Agreement will constitute the legal, valid and binding obligation of each Licensor, enforceable against each of them in accordance with its terms. Each Licensor has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action of each Licensor.

       (b)   Infringement;   No   Conflict;  Litigation.   No  patent  or  other
intellectual property right of any third party is infringed or has been challenged or threatened in any way by the Patent Rights or the technologies relating to the Patent Rights. To Licensor's knowledge, there is no patent or patent application of any third party that may potentially infringe or otherwise interfere with the Patent Rights. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereunder will, directly or indirectly (with or without notice or lapse of time), breach or give any governmental authority or other person the right to challenge this Agreement or any of the transactions contemplated hereunder. Licensor has not granted any other licenses with respect to the Patent Rights. Licensor is not aware of any existing or threatened litigation concerning the Patent Rights.

       (c) No Consent Required. Licensor is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereunder.

       (d) Inventors; Ownership. Licensor is the sole inventor of the technologies relating to the Patent Rights. Licensor is the sole and exclusive owner of the entire right, title and interest in and to the Patent Rights, free and clear of all liens or other encumbrances. Licensor has full legal right, authority to grant the exclusive License to Licensee as set forth herein.

       (f)   Securities Matters.

             (i) Licensor acknowledges its understanding that the issuance of the Consideration Shares hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). In furtherance thereof, each of Licensor hereby jointly and severally represents and warrants to the Licensee that it is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act. Licensor is acquiring the Consideration Shares for





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
its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such shares or any portion thereof. Each Licensor has the financial ability to bear the economic risk of its investment. Each Licensor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the shares being issued to it hereunder. Each Licensor has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the issuance of the shares, Licensee, and all other information to the extent Licensee possesses such information or can acquire it without unreasonable effort or expense.

             (ii) Licensor understands that the Consideration Shares will not be registered under the Securities Act or the securities laws of any state thereof, nor is such registration contemplated. Licensor understands and agrees further that such shares must be held and may not be transferred until and unless the shares are registered under the Securities Act and the securities laws of any other jurisdiction or an exemption from registration under the Securities Act and any applicable laws is available. Licensor understands that legends stating that the shares have not been registered under the Securities Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the shares will be placed on all documents evidencing the shares.

       (g) Full Disclosure. No representation or warranty of Licensor in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Licensor that has specific application to the Patent Rights and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Patent Rights that has not been set forth in this Agreement.

       4.2   Licensee's Representations and Warranties.

       (a) Authority. This Agreement constitutes the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms. Upon the execution and delivery by Licensee of this Agreement, this Agreement will constitute the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms. Licensee has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action of Licensee.

       (b) Issuance of Consideration Shares. The Consideration Shares, when issued in accordance with the terms hereof and on the basis of the representations and warranties of set forth herein and paid for as herein provided, shall be duly and validly issued, fully paid, and non-assessable.






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
                                   ARTICLE V
                               Patent Prosecution

       5.1 Responsibility for Patent Rights. Licensor shall prepare, file, prosecute, and maintain all of the Patent Rights. Licensor and its appointed patent attorneys shall use reasonable efforts to copy Licensee on all patent correspondence as follows: (a) documents received from any patent office shall be provided to Licensee promptly after receipt; (b) any document to be filed in any patent office shall be provided in draft form to Licensee sufficiently prior to such document's filing to allow for review and comment by Licensee; and (c) documents filed with any patent office shall be provided to Licensee promptly after filing. Licensee shall have reasonable opportunities to advise Licensor and shall cooperate with Licensor in such filing, prosecution and maintenance.

       5.2 Payment of Expenses. Licensee shall be responsible for the payment of all reasonable and necessary fees and costs, including reasonable attorney's fees, relating to the filing, prosecution and maintenance of the Patent Rights during the Term.

       5.3 Abandonment. In the event that Licensor desires to abandon any patent or patent application within the Patent Rights, Licensor shall provide Licensee with reasonable prior written notice of such intended abandonment or decline of responsibility, and Licensee shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant Patent Rights.

                                   ARTICLE VI
                       Indemnity and Defense Obligations

       6.1 Indemnity by Licensor. Each of Licensor shall, jointly and severally, indemnify and hold harmless Licensee, and its representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Licensee Indemnified Persons"), and shall reimburse the Licensee Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising from or in connection with the following: (a) any breach of any representation or warranty made by Licensor in this Agreement and any other certificate, document, writing or instrument delivered by Licensor pursuant to this Agreement; and (b) any breach of any covenant or obligation of Licensor in this Agreement or in any other certificate, document, writing or instrument delivered by Licensor pursuant to this Agreement.

       6.2 Indemnity by Licensee. Licensee shall indemnify and hold harmless Licensor, and its representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Licensor Indemnified Persons"), and shall reimburse the Licensor Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising from or in connection with the following: (a) any





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breach of any representation  or warranty made by Licensee in this Agreement and any other certificate, document, writing or instrument delivered by Licensee pursuant to this Agreement; and (b) any breach of any covenant or obligation of Licensee in this Agreement or in any other certificate, document, writing or instrument delivered by Licensee pursuant to this Agreement.

       6.3   Third-Party Claims.

       (a) "Third-Party Claim" means any claim against any Indemnified Person by a third party, whether or not involving a Proceeding. Promptly after receipt by a person entitled to indemnification pursuant to Sections 6.1 or 6.2 hereof (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the person obligated to indemnify it under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

       (b) If an Indemnified Person gives notice to the Indemnifying Person of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and to provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person hereunder for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the
Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume





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the defense of such Third-Party Claim, the Indemnifying Person will be  bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

       (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

       (d) Notwithstanding any other provision of this Agreement, Licensor and Licensee hereby consent to the nonexclusive jurisdiction of any court in which a proceeding in respect of a Third-Party Claim is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Licensor and Licensee with respect to such a claim anywhere in the world.

       (e) With respect to any Third-Party Claim subject to indemnification hereunder: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

       6.4   Other  Claims.   A  claim  for  indemnification  for any matter not
involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

                                  ARTICLE VII
                               Early Termination

       7.1 Voluntary Termination by Licensee. Licensee shall have the right to terminate this Agreement, for any reason or no reason, upon at least ninety (90) days prior written notice to Licensor, such notice to state the date at least ninety (90) days in the future upon which termination is to be effective.

       7.2 Termination for Default. In the event either party commits a breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the other party.





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                                  ARTICLE VIII
                            Confidential Information

       8.1 Information Exchange. During the Term, Licensee and Licensor are likely to exchange information relating to the Patent Rights and their commercial exploitation by Licensee. The following provisions are intended to protect the confidential or proprietary information of each party.

       (a) Confidential Information. "Confidential Information" shall mean any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement. Such Confidential Information shall include, without limitation, any information relating to the Patent Rights, and all items, materials and information which belong to the Disclosing Party and are not generally known to the public that has been or may hereafter be disclosed to Receiving Party by the Disclosing Party or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors of the Disclosing Party, irrespective of the form of the disclosure. Confidential Information is intended to be interpreted broadly and includes trade secrets and other proprietary or confidential information concerning the business and affairs of the Disclosing Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, supplier lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information); financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials. Confidential Information also includes all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party containing or based, in whole or in part, upon any Confidential Information.

       (b)   Obligations.  During and after the Term, the Receiving Party  shall
(i) maintain Confidential Information of the Disclosing Party in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes of this Agreement; (ii) use such Confidential Information solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the purposes of this Agreement, with all such reproductions being considered Confidential Information.






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       (c)   Exceptions.  The  obligations  of the Receiving Party under Section
8.1(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary
relationship   with   the   Disclosing   Party  and  having  no  obligation   of
confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure and the Receiving Party takes all reasonable actions to obtain confidential treatment of such information and, if possible, to minimize the extent of such disclosure.

       (d) Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information solely for the purpose of monitoring its obligations under this Agreement.

       (e) Right to Injunctive Relief. The Receiving Party acknowledges that disclosure or distribution of Confidential Information or use of Confidential Information contrary to the terms of this Agreement may cause irreparable harm to the Disclosing Party, for which damages at law may not be an adequate remedy, and agrees that the provisions of this Agreement prohibiting disclosure or distribution of the Confidential Information or use contrary to the provisions hereof may be specifically enforced through injunctive relief by a court of competent jurisdiction in addition to any and all other remedies available at law or in equity.

                                   ARTICLE IX
                               General Provisions

       9.1   Governing Law. This Agreement  and  all  disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of Nevada, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.






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
       9.2 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

       9.3 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

       9.4 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and such provision shall be modified to preserve (to the extent possible) their original intent.

       9.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

       9.6 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

       9.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

       9.8 Further Assurances. From time to time, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

       9.9 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if transmitted by facsimile, (c) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

             (1)    If to Licensors:
                           Dr. David P. Summers
                           3158 Canterbury Ln.
                           Montgomery, TX 77354





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
                           and
                           T.W. Owen
                           10635 Lessona St.
                           Las Vegas, NV 89141

             (2)    If to Licensee:

                           Datastand Technologies, Inc.
                           8333 Weston Road, Suite 106
                           Woodbridge, Ontario L4L 8E2
                           Attn: Nick Montesano, Chief Executive Officer
                           Facsimile: (416)-463-6940

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

       9.10 Legal Representation of the Parties. The parties agree that each party was either represented by its own separate and independent counsel or had an opportunity to be so represented in connection with this Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.


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
       IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first written above.

LICENSOR:                                                          LICENSEE:

______________________________                                     DATASTAND TECHNOLOGIES, INC.
DR. DAVID P. SUMMERS
                                                                   By:    ____________________
                                                                   Name:  Nick Montesano
________________________________                                   Title: Chief Executive Officer,
T. W. OWEN                                                         Chief Financials Officer, and Director














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
                                   EXHIBIT A

                    List of Provisional Patent Applications

1.     "Composition   and  Method  of  Producing  Endogenous  Therapeutic  Anti-
Inflammatory Eiconasids and their Metabolites by Exogenous or Oral Means," by David P. Summers and T.W. Owen, (USPTO Serial Number 60/570,649).

2. "Method and Process for Producing Anti-inflammatory Products from Fungi," by David P. Summers and T.W. Owen, (USPTO Serial Number to be supplied upon receipt).








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
                                   EXHIBIT B

                       ALLOCATION OF CONSIDERATION SHARES


The Consideration Shares shall be allocated among each Licensor as follows:

Name of Licensor                                                 Percentage of Consideration Shares to be
                                                                 Allocated to Such Licensor

David P. Summers                                                 50%

T.W. Owen                                                        50%

                                                           Total 100%








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